

<ARTICLE> 5
<LEGEND>
The following schedule contains summary financial information as of December 31, 1997 and June 30, 1998 that has been extracted from the financial statements of Interactive Objects, Inc. (the "Company") and is qualified in its entirety by reference to such financial statements. The company's financial statements as of December 31, 1997 has been audited by Peterson Sullivan, PLLC, Independent
Auditors and the financial information as of June 30, 1998 is unaudited.
</LEGEND>

<PERIOD-TYPE>                   YEAR                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1997             DEC-31-1998
<PERIOD-START>                             JAN-01-1997             JAN-01-1998
<PERIOD-END>                               DEC-31-1997             JUN-30-1998
<CASH>                                         214,967               5,245,737
<SECURITIES>                                   101,309                 101,309
<RECEIVABLES>                                   10,698                       0
<ALLOWANCES>                                         0                       0
<INVENTORY>                                          0                       0
<CURRENT-ASSETS>                               373,531               5,383,201
<PP&E>                                         221,562                 283,373
<DEPRECIATION>                                  31,111                  56,495
<TOTAL-ASSETS>                                 694,862               5,786,508
<CURRENT-LIABILITIES>                          311,332                 724,590
<BONDS>                                              0                       0
<PREFERRED-MANDATORY>                                0                       0
<PREFERRED>                                          0                       0
<COMMON>                                        19,417                  19,417
<OTHER-SE>                                     364,113               5,042,501
<TOTAL-LIABILITY-AND-EQUITY>                   694,862               5,786,508
<SALES>                                        365,631               1,815,463
<TOTAL-REVENUES>                               365,631               1,841,238
<CGS>                                        1,263,890               3,265,972
<TOTAL-COSTS>                                1,263,890               3,265,972
<OTHER-EXPENSES>                                     0                       0
<LOSS-PROVISION>                                     0                       0
<INTEREST-EXPENSE>                               7,007                  16,118
<INCOME-PRETAX>                              (905,266)             (1,440,852)
<INCOME-TAX>                                         0                       0
<INCOME-CONTINUING>                          (905,266)             (1,440,852)
<DISCONTINUED>                                       0                       0
<EXTRAORDINARY>                                      0                       0
<CHANGES>                                            0                       0
<NET-INCOME>                                 (905,266)             (1,440,852)
<EPS-PRIMARY>                                    (.10)                   (.10)
<EPS-DILUTED>                                    (.10)                   (.10)

